Exhibit 10(e)

                             LAWTER INTERNATIONAL, INC.

                                    AMENDMENT TO
                        1992 NON-QUALIFIED STOCK OPTION PLAN


          Pursuant to a resolution duly adopted by the Board of Directors of Lawter International, Inc. (the "Company") on February 14, 1995, the Company's 1992 Non-Qualified Stock Option Plan (the "Plan") is hereby amended as follows, subject to approval of this amendment (the "Amendment") by the Company's stockholders.
     1. The first sentence of Section 6 of the Plan is hereby amended to read in its entirety as follows:

          "Any option granted under the Plan (including options granted prior to February 14, 1995) shall be exercisable in whole or in part only after the date of the latest of the following events: (a) one year after date of grant, or (b) upon the lapse of such additional period or periods of time as the Committee in its sole discretion may provide upon the granting thereof; provided that no such option may be exercisable alter the expiration of ten years from the date on which such option was granted."

     2. The fourth sentence of Section 13 of the Plan is hereby amended to read in its entirety as follows:

          "The Board of Directors of the Company may amend or discontinue the Plan as it may deem proper and in the best interests of the Company, provided that no such amendment or discontinuance shall affect or impair options previously granted under the Plan without the consent of the optionee, and provided further that (i) the total number of shares which may be purchased under the Plan shall not be increased (except as provided in Section 11 hereof) and (ii) the option price specified in Section 5 hereof shall not be decreased (except as provided in Section 11 hereof); provided, however, that the Plan may not be amended more than once every six months, other than to comply with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder."

          This Amendment shall be deemed to have become effective on February 14, 1995 if it is approved by the affirmative vote of the holders of a majority of the voting stock of the Company voting in person or by proxy at a duly held stockholders' meeting.


                                  Adopted by the Board of Directors of
                                  the Company on February 14, 1995

                             LAWTER INTERNATIONAL, INC.

                                    AMENDMENT TO
                        1992 NON-QUALIFIED STOCK OPTION PLAN


          Pursuant to a resolution duly adopted by the Board of Directors of Lawter International, Inc. (the "Company") on February 14, 1995, the Company's 1992 Non-Qualified Stock Option Plan (the "Plan") is hereby amended as follows, subject to approval of the 1995 Non-Qualified Stock Option Plan for Non-Employee Directors (the "Directors Plan") by the Company's stockholders.
     1. Section 4.1 of the Plan is hereby amended to read in its entirety as follows:
               "4.1 ELIGIBILITY

               Options may be granted under the Plan only to persons who are officers, directors or key employees of the Company or of a subsidiary of the Company; provided that directors who are not employees, officers, or executive officers of the Company or a subsidiary of the Company shall not be eligible to receive options under the Plan on or after February 14, 1995."

     2. Section 4.2 of the Plan is hereby amended to read in its entirety as follows:

               "4.2 DIRECTORS

               Options granted under the Plan to non-employee directors prior to February 14, 1995 shall remain outstanding in accordance with the terms of the Plan. Such options shall be exercisable in accordance with Section 7 hereof and shall be subject to the provisions of the Plan. A person receiving an option as a director shall not be subject to the termination provisions of Section 9 if, having ceased to be a director he or she immediately becomes an employee or consultant of the Company or a subsidiary of the Company, in which case termination shall occur thereunder when he or she ceases to be an employee or consultant."


          This Amendment shall be deemed to have become effective on February 14, 1995 if the Directors Plan is approved by the affirmative vote of the holders of a majority of the voting stock of the Company voting in person or by proxy at a duly held stockholders' meeting.

                                  Adopted by the Board of Directors of
                                  the Company on February 14, 1995